                                                                       Exhibit 5

                                                  LAW OFFICES OF
 4000 BELL ATLANTIC TOWER                      DECHERT PRICE & RHOADS                          30 ROCKEFELLER PLAZA
     1717 ARCH STREET                                                                           NEW YORK, NY 10112
PHILADELPHIA, PA 19103-2793                PRINCETON PIKE CORPORATE CENTER                        (212) 698-3500
      (215) 994-4000                                P.O. BOX 5218
                                              PRINCETON, NJ 08543-5218                      TEN POST OFFICE SQUARE o SOUTH
   1775 EYE STREET, N.W.                                                                        BOSTON, MA 02109-4603
 WASHINGTON, DC 20006-2401                                                                        (617) 728-7100
      (202) 261-3300
                                                                                                 65 AVENUE LOUISE
 THIRTY NORTH THIRD STREET                    TELEPHONE: (609) 620-3200                       1050 BRUSSELS, BELGIUM
 HARRISBURG, PA 17101-1603                       FAX: (609) 620-3259                              (32-2) 535-5411
      (717) 237-2000
                                                 For Hand Deliveries                          TITMUSS SAINER DECHERT
   90 STATE HOUSE SQUARE                                                                         2 SERJEANTSI INN
  HARTFORD, CT 06103-3702                  PRINCETON PIKE CORPORATE CENTER                   LONDON EC4Y 1LT, ENGLAND
      (860) 524-3999                     997 LENOX DRIVE, BLDG. 3, SUITE 210                     (44-171) 583-5353
                                               LAWRENCEVILLE, NJ 08648
                                                                                                 55 AVENUE KLEBER
                                                                                                75116 PARIS, FRANCE
         NEW JERSEY RESIDENT PARTNERS                                                            (33-1) 53 65 05 00
    Robert A. Baime            Todd D. Johnston
    Allen Bloom, Ph.D.         James J. Marino
    Ella DeTrizio              Ezra D. Rosenberg
    Matthew V. DelDuca         Gil C. Tily
    Susan M. Hendrickson       Jay L. Zagoren


                                 August 12, 1999

The MIIX Group, Incorporated
Two Princess Road
Lawrenceville, NJ 08648

                  Re:      The MIIX Group, Incorporated
                           2,250,000 Shares of Common Stock
                           --------------------------------
Gentlemen and Ladies:

         We have acted as counsel to The MIIX Group Incorporated, a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed issuance of up to 2,250,000 shares (the "Shares") of Common Stock, par value $.01 per share, of the Company ("Common Stock") in connection with the 1998 Long-Term Incentive Equity Plan of the Company (the "Plan").

         We have participated in the preparation of the Registration Statement and have made such legal and factual examination and inquiry as we have deemed advisable for the rendering of this opinion. In making our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to all authentic original documents of all documents submitted to us as copies.

         Based upon and subject to the foregoing, we are of the opinion that the Shares issuable pursuant to the Plan, when delivered and paid for as contemplated by the Plan, will be duly authorized, validly issued, fully paid and nonassessable.

         The opinion expressed herein is rendered for your benefit in connection with the filing of the Registration Statement with the Commission pursuant to the Securities Act.

         Our opinion contained herein relates solely to the Delaware General Corporation Law, and we express no opinion herein concerning the laws of any other jurisdiction. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act.

                                               Very truly yours,



                                               /s/ DECHERT PRICE & RHOADS